EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN FINANCE TRUST ANNOUNCES FIRST QUARTER 2019 RESULTS

New York, May 8, 2019 - American Finance Trust, Inc. (Nasdaq: AFIN) (“AFIN” or the “Company”), a real estate investment trust focused on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S., announced today its financial and operating results for the first quarter ended March 31, 2019.

First Quarter 2019 Highlights

•	Revenues were $71.5 million for the quarter ended March 31, 2019 compared to $70.1 million for the quarter ended March 31, 2018

•
Net loss attributable to common stockholders was $3.2 million for the quarter ended March 31, 2019, or $0.03 per share, compared to net income of $15.4 million, or $0.15 per diluted share, for the quarter ended March 31, 2018

•	Funds from Operations ("FFO") was $26.8 million, or $0.25 per share, for the quarter ended March 31, 2019 compared to $27.9 million, or $0.26 per share, for the quarter ended December 31, 2018

•
Adjusted Funds from Operations (“AFFO”) was up 6.8% to $26.3 million, or $0.25 on a per share basis, for the quarter ended March 31, 2019 compared to $24.6 million, or $0.23 on a per share basis, for the quarter ended December 31, 2018

•	Cash NOI grew to $55.7 million in the quarter compared to $52.9 million for the quarter ended December 31, 2018

•	Closed on the acquisition of 64 properties for an aggregate contract purchase price[1] of $113.3 million at a weighted average capitalization rate[2] of 8.4%

•	Total executed occupancy[3] of 95% with the inclusion of seven executed leases totaling 234,000 square feet, including 224,000 square feet of vacant or dark space and six leases with anchor tenants[8]

•	Strong current acquisition pipeline includes an additional 34 properties for an aggregate contract purchase price[4] of $74.8 million, of which 100% are occupied by service retail tenants[5]

•	Portfolio is 94.0% leased with an 8.8 year weighted-average lease term[6] remaining at quarter end

•	Annual rent escalators[7] averaging 1.3% per year in 82.1% of leases provide contractually embedded rent growth

•	73.9% of tenants in single-tenant portfolio and 45.0% of anchor tenants in multi-tenant portfolio rated as investment grade or implied investment grade[9]

•
Largest tenant, SunTrust, announced a $66.0 billion proposed merger with BB&T, creating the 6th largest U.S. bank and potentially improving the credit associated with the corporate guarantee on leases from Baa1 to A2[10]

CEO Comments

Michael Weil, Chief Executive Officer, commented, "We are off to a strong start in 2019 as the results continue to reflect our ability to execute our business plan. We steadily executed on our accretive acquisition strategy, opportunistically sold assets, increased Cash NOI, improved AFFO per share from $0.23 to $0.25 and accessed capital markets for the first time since the listing by completing a preferred stock offering. We remain focused on acquiring service retail properties as well as driving occupancy at our multi-tenant properties. These efforts are reflected in our acquisitions in the first quarter which exceeded $113 million, of which over 97%, or $110 million, were service retail properties. We remain focused on portfolio occupancy, with current occupancy of 94% at the end of the first quarter through continued leasing efforts in the multi-tenant portfolio. The acquisition and leasing efforts of our team result in a portfolio that is superior to its peers and have driven AFFO up 7% quarter over quarter to $26 million."

Financial Results

	Three Months Ended March 31,
(In thousands, except per share data)	2019	2018
Revenue from tenants	$71,541	$70,119

Net (loss) income attributable to common stockholders	$(3,227)	$15,401
Net (loss) income per common share (a)	$(0.03)	$0.15

FFO attributable to common stockholders	$26,760	$27,561
FFO per common share (a)	$0.25	$0.26

AFFO attributable to common stockholders	$26,303	$26,553
AFFO per common share (a)	$0.25	$0.25
(a) All per share data based on 106,076,588 and 105,415,211 diluted weighted-average shares outstanding for the three months ended March 31, 2019 and 2018, respectively.

Real Estate Portfolio

The Company’s portfolio consisted of 682 net lease properties located in 43 states and comprised 19.2 million rentable square feet as of March 31, 2019. Portfolio metrics include:

•	94.0% leased with 8.8 years remaining weighted-average lease term

•	82.1% of leases have contractual rent increases of 1.3% on average based on annualized straight-line rent[11]

•	73.9% of single-tenant portfolio and 45.0% of multi-tenant portfolio anchor tenant annualized straight-line rent derived from investment grade or implied investment grade tenants

•	75.2% retail properties, 13.3% industrial and distribution properties and 11.5% office properties (based on an annualized straight-line rent)

•	68.0% of the retail portfolio focused on either service or experiential retail[12] giving the company strong alignment with "e-commerce resistant" real estate

Property Acquisitions

For the three months ended March 31, 2019, the Company completed the acquisition of 64 properties for an aggregate contract purchase price of $113.3 million at a weighted average capitalization rate of 8.4%.

The Company’s $74.8 million pipeline of acquisitions as of April 15, 2019 is 100% occupied by service retail tenants, and includes one acquisition which has closed as of April 15, 2019. There can be no assurance that all these acquisitions will be completed on their current terms, or at all.

Property Dispositions

The Company sold eight properties during the first quarter of 2019 for $15.1 million, of which $11.6 million was used to repay related debt. Net proceeds from these dispositions, classified as investing cash flows, were $3.1 million. Five properties had leases in place and were sold for total gross proceeds of approximately $13.4 million. The remaining three properties were sold for total gross proceeds of $1.7 million. Subsequent to March 31, 2019, and through April 15, 2019, we sold two properties with an aggregate contract sales price of approximately $45.2 million.

Capital Structure and Liquidity Resources

As of March 31, 2019, the Company had a total borrowing capacity under this credit facility of $478.1 million. Of this amount, $432.7 million was outstanding under this facility as of March 31, 2019 and $45.4 million remained available for future borrowing13. As of March 31, 2019, the Company had $108.0 million of cash and cash equivalents. The Company’s net debt14 to gross asset value15 was 39.4%, with net debt of $1.5 billion.

The Company's percentage of fixed rate debt was 73.3% as of March 31, 2019 (including variable debt subject to swap agreements). The Company’s total combined debt had a weighted-average interest rate cost of 4.6%16, resulting in an interest coverage ratio of 2.6 times17.

During the first quarter of 2019, the Company raised gross proceeds of $30.0 million in an underwritten public offering for the initial issuance and sale of 1,200,000 shares of Series A Preferred Stock.

Footnotes/Definitions

1 Represents the contract purchase price and excludes capitalized acquisition costs per GAAP.

2 Capitalization rate is a rate of return on a real estate investment property based on the expected, annualized straight-lined rental income that the property will generate under its existing lease. Capitalization rate is calculated by dividing the annualized straight-lined rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property. The weighted-average capitalization rate is based upon square feet.

3 Includes all leases where the tenant has taken possession as of March 31, 2019 as well as all leases executed by both parties as of March 31, 2019 where the tenant has yet to take possession as of such date.

[4]
Inclusive of $3.0 million for one property that has closed after March 31, 2019, $41.3 million that are subject to definitive purchase and sale agreements and $30.5 million that are subject to non-binding letters of intent as of April 15, 2019. Contract purchase price does not include capitalized acquisition costs per GAAP. The definitive purchase and sale agreements are subject to conditions and the letters of intent are non-binding. There can be no assurance that all these acquisitions will be completed on their current terms, or at all.

5 Service retail is defined as single-tenant retail properties leased to tenants in the retail banking, restaurant, grocery, pharmacy, gas/convenience, fitness, and auto services sectors.

6 The weighted-average remaining lease term (years) is based on straight-line rent as of March 31, 2019.

7 Based on annualized straight-line rent as of March 31, 2019. Contractual rent increases include fixed percent or actual increases, or CPI-indexed increases.

8 Anchor tenants are defined as tenants that occupy over 10,000 square feet of one of the Company's multi-tenant properties.

9 As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. Ratings information is as of April 16, 2019. Single-tenant portfolio tenants are 46.0% actual investment grade rated and 27.9% implied investment grade rate. Anchor tenants in the multi-tenant portfolio are 30.1% actual investment grade rated and 14.9% implied investment grade rated.

10 Moody's Corporate Credit Rating.

11 Calculated using the most recent available lease terms as of March 31, 2019.

12 Experiential retail is defined as multi-tenant properties leased to tenants in the restaurant, discount retail, entertainment, salon/beauty, and grocery sectors, among others.

13 The borrowing capacity and availability for future borrowings under the Company's credit facility is based on the borrowing base thereunder, which is the pool of eligible otherwise unencumbered real estate assets as March 31, 2019.

14 Excludes the effect of deferred financing costs, net, mortgage premiums, net and includes the effect of cash and cash equivalents.

15 Defined as the carrying value of total assets plus accumulated depreciation and amortization as of March 31, 2019.

16 Weighted based on the outstanding principal balance of the debt.

17 The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less amortization of deferred financing costs, net, change in accrued interest and amortization of mortgage premiums on borrowings) for the quarter ended March 31, 2019.

Webcast and Conference Call

AFIN will host a webcast and call on May 8, 2019 at 11:00 a.m. ET to discuss its financial and operating results. This webcast will be broadcast live over the Internet and can be accessed by all interested parties through the AFIN website, www.americanfinancetrust.com, in the “Investor Relations” section.

Dial-in instructions for the conference call and the replay are outlined below.

To listen to the live call, please go to AFIN’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the AFIN website at www.americanfinancetrust.com.

Live Call
Dial-In (Toll Free): 1-888-317-6003
International Dial-In: 1-412-317-6061
Canada Dial-In (Toll Free): 1-866-605-3851
Participant Elite Entry Number: 6646870

Conference Replay*
Domestic Dial-In (Toll Free): 1-877-344-7529
International Dial-In: 1-412-317-0088
Canada Dial-In (Toll Free): 1-855-669-9658
Conference Number: 10130789
*Available one hour after the end of the conference call through August 8, 2019.

About American Finance Trust, Inc.

American Finance Trust, Inc. (Nasdaq: AFIN) is a publicly traded real estate investment trust listed on the Nasdaq focused on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S. Additional information about AFIN can be found on its website at www.americanfinancetrust.com.

 Supplemental Schedules

The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of AFIN’s website at www.americanfinancetrust.com and on the SEC website at www.sec.gov.

Important Notice
The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of AFIN’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 7, 2019 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in AFIN’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and AFIN undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:
Investors and Media:
Email: investorrelations@americanfinancetrust.com
Phone: (866) 902-0063

American Finance Trust, Inc.
Consolidated Balance Sheets
(In thousands. except share and per share data)

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$643,538	$629,190
Buildings, fixtures and improvements	2,500,481	2,441,659
Acquired intangible lease assets	415,045	413,948
Total real estate investments, at cost	3,559,064	3,484,797
Less: accumulated depreciation and amortization	(467,700)	(454,614)
Total real estate investments, net	3,091,364	3,030,183
Cash and cash equivalents	108,042	91,451
Restricted cash	18,375	18,180
Deposits for real estate acquisitions	1,160	3,037
Goodwill	1,605	1,605
Deferred costs, net	17,050	16,222
Straight-line rent receivable	39,985	37,911
Operating lease right-of-use assets	19,166	—
Prepaid expenses and other assets	18,441	19,439
Assets held for sale	53,305	44,519
Total assets	$3,368,493	$3,262,547

LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable, net	$1,184,203	$1,196,113
Credit facility	432,700	324,700
Below market lease liabilities, net	87,419	89,938
Accounts payable and accrued expenses (including $1,930 and $2,634 due to related parties as of March 31, 2019 and December 31, 2018, respectively)	26,798	28,383
Operating lease liabilities	19,276	—
Derivative liabilities, at fair value	1,004	531
Deferred rent and other liabilities	9,156	13,067
Dividends payable	108	80
Total liabilities	1,760,664	1,652,812

7.50% Series A cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 1,380,000 shares authorized, 1,200,000 issued and outstanding as of March 31, 2019 and no shares issued and outstanding as of December 31, 2018	12	—
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 106,211,031 and 106,230,901 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	1,062	1,063
Additional paid-in capital	2,441,495	2,412,915
Accumulated other comprehensive loss	(1,004)	(531)
Accumulated deficit	(844,773)	(812,047)
Total stockholders' equity	1,596,792	1,601,400
Non-controlling interests	11,037	8,335
Total equity	1,607,829	1,609,735
Total liabilities and equity	$3,368,493	$3,262,547

American Finance Trust, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2019	2018
Revenue from tenants	$71,541	$70,119

Operating expenses:
Asset management fees to related party	6,038	5,609
Property operating	12,836	13,355
Impairment charges	823	322
Acquisition, transaction and other costs [1]	854	2,016
Equity-based compensation [2]	3,021	26
General and administrative	6,061	5,413
Depreciation and amortization	32,086	36,499
Total operating expenses	61,719	63,240
Operating income before gain on sale of real estate investments	9,822	6,879
Gain on sale of real estate investments	2,873	24,637
Operating income	12,695	31,516
Other income (expense):
Interest expense	(18,440)	(16,107)
Other income	2,545	22
Total other expense, net	(15,895)	(16,085)
Net (loss) income	(3,200)	15,431
Net loss (income) attributable to non-controlling interests	3	(30)
Preferred stock dividends	(30)	—
Net (loss) income attributable to common stockholders	$(3,227)	$15,401

Basic and Diluted Net (Loss) Income Per Share:
Net (loss) income per share attributable to common stockholders — Basic and Diluted	$(0.03)	$0.15
Weighted-average shares outstanding — Basic	106,076,588	105,196,387
Weighted-average shares outstanding — Diluted	106,076,588	105,415,211

[1] For the three months ended March 31, 2019, includes litigation costs related to the Merger of $0.3 million. For the three months ended March 31, 2018, includes litigation costs related to the Merger of $62,000 that were previously classified as general and administrative expenses.

[2] For the three months ended March 31, 2019, includes expense related to the Company's restricted common shares of $0.3 million. For the three months ended March 31, 2018, includes expense related to the Company's restricted common shares of $26,000 that was previously classified as general and administrative expenses.

American Finance Trust, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended March 31,		Three Months Ended December 31,
	2019	2018	2018
Adjusted EBITDA
Net (loss) income	$(3,200)	$15,431	$(13,546)
Depreciation and amortization	32,086	36,499	32,638
Interest expense	18,440	16,107	17,623
Impairment charges	823	322	11,023
Acquisition, transaction and other costs [1]	854	2,016	1,616
Listing fees	—	—	—
Vesting and conversion of Class B Units	—	—	—
Equity-based compensation [2]	3,021	26	2,935
Gain on sale of real estate investments	(2,873)	(24,637)	(2,186)
Other income	(2,545)	(22)	(794)
Adjusted EBITDA	46,606	45,742	49,309
Asset management fees to related party	6,038	5,609	5,848
General and administrative	6,061	5,413	5,876
NOI	58,705	56,764	61,033
Amortization of market lease and other intangibles, net	(1,839)	(1,358)	(6,054)
Straight-line rent	(1,196)	(2,253)	(2,119)
Cash NOI	$55,670	$53,153	$52,860

Cash Paid for Interest:
Interest expense	$18,440	$16,107	$17,623
Amortization of deferred financing costs, net and change in accrued interest	(1,329)	(1,419)	(1,461)
Amortization of mortgage premiums on borrowings	794	835	1,097
Total cash paid for interest	$17,905	$15,523	$17,259

[1] For the three months ended March 31, 2019, includes litigation costs related to the Merger of $0.3 million. For the three months ended March 31, 2018 and December 31, 2018, includes litigation costs related to the Merger of $62,000 and $0.4 million, respectively, that were previously classified as general and administrative expenses.

[2] For the three months ended March 31, 2019, includes expense related to the Company's restricted common shares of $0.3 million. For the three months ended March 31, 2018 and December 31, 2018, includes expense related to the Company's restricted common shares of $26,000 and $0.3 million, respectively, that was previously classified as general and administrative expenses.

American Finance Trust, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended March 31,		Three Months Ended December 31,
	2019	2018	2018
Net (loss) income attributable to common stockholders (in accordance with GAAP)	$(3,227)	$15,401	$(13,524)
Impairment charges	823	322	11,023
Depreciation and amortization	32,086	36,499	32,638
Gain on sale of real estate investments	(2,873)	(24,637)	(2,186)
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(49)	(24)	(67)
FFO attributable to common stockholders	26,760	27,561	27,884
Acquisition, transaction and other costs [1]	854	2,016	1,616
Litigation cost reimbursements related to the Merger [2]	(1,833)	—	—
Amortization of market lease and other intangibles, net	(1,839)	(1,358)	(6,054)
Straight-line rent	(1,196)	(2,253)	(2,119)
Amortization of mortgage premiums on borrowings	(794)	(835)	(1,097)
Mark-to-market adjustments	—	(24)	—
Equity-based compensation [3]	3,021	26	2,935
Amortization of deferred financing costs, net and change in accrued interest	1,329	1,419	1,461
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	1	1	6
AFFO attributable to common stockholders	$26,303	$26,553	$24,632

[1] Includes litigation costs related to the Merger which are included as an adjustment in the calculation above beginning in the fourth quarter of 2018, and were not presented as an adjustment in our or our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018.

[2] Included in "Other income" in the Company's consolidated statement of operations.

[3] Includes expense related to the amortization of the Company's restricted common shares and LTIP Units related to its multi- year outperformance agreement, which were previously presented in separate lines within the table above.

Non-GAAP Financial Measures
This release includes non-GAAP financial measures, including Funds from Operations ("FFO"), Adjusted Funds from Operations ("AFFO"), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Net Operating Income ("NOI") and Cash Net Operating Income ("Cash NOI"). While NOI is a property-level measure, AFFO is based on our total performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined here, includes an adjustment for straight-line rent which is excluded from AFFO. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, AFFO and NOI attributable to stockholders.
Caution on Use of Non-GAAP Measures
FFO, AFFO, Adjusted EBITDA, NOI and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO and AFFO useful indicators of our performance. Because FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the NAREIT, an industry trade group, has promulgated a performance measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated partially-owned entities (including our Operating Partnership) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
Adjusted Funds From Operations
In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as fees related to the Listing, non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our day to day operating business plan, such as amounts related to the Merger litigation. These amounts include legal costs incurred as a result of the litigation, portions of which have been and may in the future be reimbursed under insurance policies maintained by us. Insurance reimbursements are deducted from AFFO in the period of reimbursement. We believe that excluding the litigation costs and subsequent insurance reimbursements related to the Merger helps to provide a better understanding of the operating performance of our business. Other income and expense items also include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent, vesting and conversion of the Class B Units and share-based compensation related to restricted shares and the 2018 OPP from AFFO, we believe we provide useful information regarding those income and expense items which have a direct impact on our ongoing operating performance. By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impact of transactions or other items that are not related to the ongoing performance of our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income (loss). All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss). In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information. We believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to pay dividends.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, fees related to the Listing, other non-cash items such as the vesting and conversion of the Class B Units, expense related to the multi-year outperformance agreement and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition and transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. NOI is adjusted to include our pro rata share of NOI from unconsolidated joint ventures. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.